Investor Relations Contact:
Mary Magnani
Lippert / Heilshorn & Associates
(415) 433-3777

MAJESCO RAISES $6.0 MILLION IN PIPE FINANCING

EDISON, NJ, September 5, 2007 – Majesco Entertainment Company (NASDAQ: COOL), an innovative provider of video games and digital entertainment products for the mass market, announced it has raised approximately $6.0 million of gross proceeds in a private investment in public equity (PIPE) offering to several institutional investors.

Majesco sold to investors approximately 4 million shares of common stock and warrants to purchase up to approximately 1.6 million shares. The purchase price for the common stock was $1.50 per share. The warrants have an exercise price of $2.04 per share.

”This financing provides us with working capital to support continued expansion of our product line of high quality, easy to play games for the mass market consumer,” said Jesse Sutton, Interim CEO.  “The additional funds also provide valuable flexibility, stability and agility to reduce financing costs, fund growth, and expand our intellectual property partnerships in 2008 and beyond.”

MDB Capital Group, LLC, a Santa Monica based investment bank, acted as placement agent in connection with the funds raised.

The company has agreed to file a registration statement with the United States Securities and Exchange Commission covering any future resale by the investors of the shares sold and of any shares issued upon exercise of the warrants sold in the offering no later than 45 days after the closing, and to have the registration statement declared effective within 120 days after the closing.

Following this transaction, Majesco has 28,672,121 shares of common stock outstanding.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Majesco Entertainment Company

Headquartered in Edison, NJ, with an international office based in Bristol, UK, Majesco Entertainment Company (NASDAQ: COOL) is an innovative provider of video games and digital entertainment products for the mass market, with a focus on publishing video games for leading portable systems and the Wii™ console. Product highlights include Nancy Drew™, Cooking Mama and Zoo Hospital™ for the Nintendo DS™ and Cooking Mama: Cook Off for the Wii™ console. More information about Majesco can be found online at www.majescoentertainment.com.

Safe Harbor

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as "may," "will," "intend," "should," "expect," "anticipate," "estimate" or "continue" or the negatives thereof or other comparable terminology.  The Company's actual results could differ materially from those anticipated in such forward-looking statements due to a variety of factors.  These factors include but are not limited to, the demand for our products; our ability to complete and release our products in a timely fashion; competitive factors in the businesses in which we compete; continued consumer acceptance of our products and the gaming platforms on which our products operate; fulfillment of orders preliminarily made by customers; adverse changes in the securities markets and the availability of and costs associated with sources of liquidity.  The Company does not undertake, and specifically disclaims any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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